Exhibit 10aaa

                        BELLSOUTH CORPORATION STOCK PLAN
                    FORM OF RESTRICTED SHARES AWARD AGREEMENT
                             [used for 2000 awards]


         BellSouth Corporation ("BellSouth") and _______________("Executive"), in consideration of the mutual covenants set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, hereby agree to the terms of this Restricted Shares Award Agreement ("Agreement") effective as of _________________ , 2000:

                  1. Award Grant. BellSouth, acting pursuant to action of its Board of Directors and in accordance with the BellSouth Corporation Stock Plan (the "Plan"), hereby grants to Executive, and Executive hereby accepts, one hundred thousand (100,000) Restricted Shares of BellSouth Corporation $1.00 par value common stock (the "Shares"), effective as of the date above. This Award is subject to the terms and conditions of this Agreement, to the further terms and conditions applicable to Restricted Shares as set forth in the Plan and to applicable terms and conditions regarding change in control in the Executive Severance Agreement dated ________________ between BellSouth and Executive (the "CIC Agreement").

                  2. Restriction Period.

                  (a) Vesting Schedule. Executive's interest in the Shares shall vest in accordance with the following schedule:

           Vesting Date                              Number of Shares

         __________, 2003                   [one-third of the shares granted]

         __________, 2004                   [one-third of the shares granted]

         __________, 2005                   [one-third of the shares granted]

                  (b) Death or Disability. Executive's interest in the Shares also will vest upon any earlier termination of employment by Executive with the Company or any Subsidiary, or any employer described in paragraph 9 (also referred to herein as a "Subsidiary"), by reason of
         (i) death or (ii) disability, provided as a result of such disability Executive is eligible for disability benefits under the BellSouth Corporation Long Term Disability Plan or disability benefits under an alternative plan maintained by Executive's employer which BellSouth determines to be comparable to such disability benefits.

                  (c) Change in Control. Executive's interest in the Shares also will vest at any earlier time upon which Executive's general executive benefits vest under paragraph (d)

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         of Article III of the CIC Agreement in the same manner as if
         Executive's interest in the Shares was specifically listed in such paragraph (d).

                  (d) Forfeiture. In the event Executive terminates employment with BellSouth and its Subsidiaries before his interest in the Shares is fully vested under this Paragraph (2) above, Executive shall forfeit all of his interest in the Shares to the extent not then vested.

                  3. Share Certificates. The certificates for the Shares (the "Certificates") shall be registered in the name of Executive. Executive, immediately upon receipt of the Certificates, shall execute with BellSouth an escrow agreement provided by BellSouth for this purpose substantially in the form attached hereto (the "Escrow Agreement") and deposit the Certificates with the escrow agent under such agreement (the "Escrow Agent") together with stock powers appropriately endorsed in blank. After Executive becomes vested in Shares as provided in Paragraph 2 above, the Escrow Agent shall release the applicable Certificate representing the number of vested Shares to Executive (or to his Beneficiary or his legal representative, if appropriate). In the event of Executive's forfeiture of Shares under Paragraph 2 above, the Escrow Agent shall release the applicable Certificate representing the number of forfeited Shares to BellSouth.

                  4. Stockholder Status. Executive shall have all of the rights of a stockholder with respect to the Shares prior to any forfeiture, including the right to vote the Shares and to receive all regular cash dividends paid with respect to the Shares, subject to terms of this Agreement, the Escrow Agreement and the Plan. Notwithstanding the above, Executive shall have no right to sell, assign, transfer, exchange or encumber or make subject to any creditor's process, whether voluntary or involuntary or by operation of law, any of his interest in Shares to the extent not then vested under Paragraph 2 above, and any attempt to do so shall be of no effect. In addition, all shares of capital stock or other securities issued with respect to or in substitution of any Shares not then vested under Paragraph 2 above, whether by BellSouth or by another issuer, any cash or other property received on account of a redemption of such Shares or with respect to such Shares upon the liquidation, sale or merger of BellSouth, and any other distributions with respect to such Shares with the exception of regular cash dividends, shall remain subject to the terms and conditions of this Agreement.

                  5. Employment and Termination. Neither the Plan, this Agreement nor the Escrow Agreement shall give Executive the right to continued employment by BellSouth or by any Subsidiary or shall adversely affect the right of any such company to terminate Executive's employment with or without cause at any time.

                  6. Securities Law Restrictions. Executive certifies that he is acquiring the Shares for his own account and that he has no present intention to sell or otherwise dispose of any of the Shares. Executive acknowledges that the Shares shall be subject to such restrictions and conditions on any resale and on any other disposition as BellSouth shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements and that the Certificates shall bear legends as determined to be appropriate by BellSouth.

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                  7. Tax Withholding. BellSouth or any Subsidiary shall have the right to withhold from any payment to Executive, require payment from the Executive, or take such other action which such company deems necessary to satisfy any income or other tax withholding or reporting requirements arising from this Award of Restricted Shares, and Executive shall provide to any such company such information, and pay to it upon request such amounts, as it determines are required to comply with such requirements.

                  8. Jurisdiction and Venue. Executive consents to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to this Agreement or the Escrow Agreement, including the enforcement of any rights under this Agreement or the Escrow Agreement and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.

                  9. Certain Employment Transfers. In the event Executive is transferred to any company or business in which BellSouth directly or indirectly owns an interest but which is not a "subsidiary" as defined in the Plan, then Executive shall not be deemed to have terminated his employment under this Agreement until such time, if any, as Executive terminates employment with such organization and, if applicable, fails to return to BellSouth or a Subsidiary in accordance with the terms of Executive's assignment, or Executive otherwise fails to meet the terms of Executive's assignment, at which time Executive's deemed termination of employment shall be treated in the same manner as a termination of employment from BellSouth or a Subsidiary under this Agreement.

                  10. Miscellaneous

                  (a) Executive's rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan.

                  (b) This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and, unless defined in this Agreement, any capitalized terms in this Agreement shall have the same meaning assigned to those terms under the Plan.

                  (c) The Plan and this Agreement shall be governed by the laws of the State of Georgia.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

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                                      BELLSOUTH CORPORATION:

                                      By:  _____________________________________


                                      EXECUTIVE:

                                      -----------------------------------------
                                      [NAME]